EXHIBIT 27L
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 033-17207 on Form N-4 of our report dated April 16, 2025, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Talcott Resolution Life Insurance Company Separate Account Ten, appearing in the N-VPFS. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 21, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 033-17207 on Form N-4 of our reports dated April 3, 2025, relating to the consolidated financial statements and financial statement schedules of Talcott Resolution Life Insurance Company, appearing in the N-VPFS for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 21, 2025